April 1, 1996



               Dear Fellow ESOP Participant:

               You should have received the Company's proxy statement dated March 28, 1996. The purpose of these proxy materials is to solicit your vote AGAINST four shareholder proposals.

               These proposals are a continuation of the "corporate campaign" waged against the Company by the United Brotherhood of Carpenters and Joiners of America and its affiliate, the Metal Trades Department, AFL-CIO (the "Union") and follow upon similar campaigns sponsored by the Union during the Company's last two Annual Meetings. We believe the sole purpose the Union has in backing these proposals is to discredit the Company's management and weaken the Company's resolve in opposing the unionization of certain of its employees.

               However, in addition to objecting to the proposals because they are Union sponsored, the Company's Board of Directors and the Management also believe that the proposals should be rejected because the implementation of the proposals is not justified. A more detailed discussion can be found the in proxy materials you should receive.

               Please vote AGAINST these Union proposals.

               I have also enclosed a marked SAMPLE BALLOT for your information.

               Thank you,

               \s\ A. L. Bossier, Jr.
               __________________________
                   A. L. Bossier, Jr.




                      ESOP VOTING INSTRUCTIONS

    The undersigned hereby directs the Administrative Committee of the Avondale Industries, Inc. Employee Stock Ownership Plan to instruct
R. Dean Church, Rodney J. Duhon, Jr., and Blanche S. Barlotta, as trustees of the Avondale Industries, Inc. Employee Stock Ownership Trust, to vote, as designated below, all the shares of common stock of Avondale Industries, Inc. held by such Trust for the account of the undersigned on March 19, 1996 at the annual meeting of shareholders to be held on April 26, 1996, or at any adjournment thereof.

      NOMINEES PROPOSED FOR ELECTION BY THE BOARD OF DIRECTORS:

1.  Election of Directors          FOR   *           ABSTAIN     *

    all nominees listed below (except as marked to the contrary below)

Instruction: To direct an "ABSTAIN" as to any individual nominee, strike a line through the nominee's name in the list below.

    Anthony J. Correro, III             Kenneth B. Dupont

      SHAREHOLDER PROPOSALS:

2.    Shareholder Rights Plan   FOR   *     AGAINST     *     ABSTAIN  *

3.    Confidential Voting       FOR   *     AGAINST     *     ABSTAIN  *

4.    Board of Directors Declassification    FOR   *  AGAINST  *  ABSTAIN *

5.    Articles of Incorporation and By-laws Adoption, Amendment and Repeal
       Process                  FOR   *     AGAINST     *     ABSTAIN  *

                      (Please See Reverse Side)

- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------

                     (Continued From Other Side)

Upon receipt of these instructions properly executed, the _________________ Shares allocated to the account of the undersigned participant will be voted in the manner directed. If no specific directions are given as to any one or more items, such Shares will not be voted as to such item(s).
                              Date: ________________________________, 1996


                              _____________________________________________
                                        Signature of Participant

                              _____________________________________________
                                          Name: (Please Print)

                            Please mark, sign, date  and return these Voting
                            Instructions   promptly   using   the   enclosed
                            postpaid return envelope.

                            ONLY INSTRUCTIONS GIVEN ON  THIS  FORM  WILL  BE
                            FOLLOWED.   ANY   OTHER   INSTRUCTIONS  WILL  BE
                            DISREGARDED.